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                                   EXHIBIT 21

                         PARAGON CORPORATE HOLDINGS INC.
                SUBSIDIARIES of the REGISTRANT at MARCH 15, 2000


                                                   Jursidiction
                                                 of Incorporation
Subsidiaries (1)                                 or Organization                    Parent Company
----------------------------------------       ---------------------      ------------------------------------

A. B. Dick Company                                   Delaware               Paragon Corporate Holdings Inc.

A. B. Dick Company of Canada, Ltd.                    Canada                      A. B. Dick Company

A. B. Dick N.V.                                      Belgium                      A. B. Dick Company

A. B. Dick Netherlands B.V.                        Netherlands                    A. B. Dick Company

A. B. Dick B.V.                                    Netherlands                    A. B. Dick Company

A. B. Dick  U.K. Limited                          United Kingdom                  A. B. Dick Company

Itek Graphix Corp.                                   Delaware                     A. B. Dick Company

Curtis Industries, Inc.                              Delaware               Paragon Corporate Holdings Inc.

Curtis Industries of Canada, Ltd.                     Canada                    Curtis Industries, Inc.

Curtis Industries (U.K.), Ltd.                    United Kingdom                Curtis Industries, Inc.

Curtis Sub., Inc.                                    Delaware                   Curtis Industries, Inc.


(1)  Each of the subsidiaries listed is 100% owned by its parent company.


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